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                                                                 EXHIBIT 10.21


                       BORG-WARNER SECURITY CORPORATION
                    RETIREMENT SAVINGS EXCESS BENEFIT PLAN
           (AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1995)



1.  Purpose of the Plan
    -------------------

    The Borg-Warner Security Corporation Retirement Savings Plan (the "RSP") was established by Borg-Warner Security Corporation (the "Corporation") to provide its employees with a method of long-term savings. The Borg-Warner Security Corporation Retirement Savings Excess Benefit Plan (the "RSEBP") was established to provide benefits to certain employees whose participation in and benefits under the RSP were limited by provisions in the Internal Revenue Code of 1986, as amended (the "Code"), including, without limitation, Sections 401(a)(17), 401(k)(3), 401(m), 402(j) and 415 of the Code. Effective as of
January 1, 1995 the RSEBP was amended and restated.

2.  Definitions
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    For purposes of this RSEBP, the use of terms defined in the RSP shall have the same meaning when used herein, and the following terms, when used herein, shall have the following meanings, unless, in either case, the context clearly indicates otherwise.

    2.01 Participant. The term "Participant" means any person for which a Supplementary Company Retirement Account and/or Supplementary Employee Retirement Account was maintained as of January 1, 1995.
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    2.02   Beneficiary.  The term "Beneficiary" means the person, persons or a trust, designated in writing by the Participant, to whom a distribution shall be made in the event of his death prior to the full receipt of his interest under the RSEBP.

    2.03 Plan Year. The term "Plan Year" means the accounting year of the RSP, which is maintained on a January 1 through December 31 basis.

    2.04 Supplementary Company Retirement Account. The term "Supplementary Company Retirement Account" means the account maintained for a Participant adjusted as determined under Section 5 hereof.

    2.05 Supplementary Employee Retirement Account. The term "Supplementary Employee Retirement Account" means the account maintained for a Participant adjusted as determined under Section 5 hereof.

    2.06 Valuation Date. The term "Valuation Date" means the last day of each calendar month and such other dates as so designated by the Committee.

3.  Administration
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    This RSEBP shall be administered by a committee which may be the Employee
Benefits Committee established by the Corporation to administer the RSP (the "Committee"). The Committee shall administer the RSEBP in a manner consistent with the administration of the RSP as from time to time amended and in effect, except that this RSEBP shall be administered as an unfunded plan which is not intended to meet the qualification requirements of Section 401 of the Code. The Committee shall have full power and authority to interpret and construe this RSEBP and the Committee's administration, interpretations and construction

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thereof, and actions thereunder, including the amount or recipient of any payment to be made therefrom, shall be binding and conclusive on all persons for all purposes.

4.  Distribution of Benefits
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    4.01  Except as provided herein, distributions from a Participant's
Supplementary Company Retirement Account and his Supplementary Employee Retirement Account shall be made only when, and if, the Participant is entitled to benefits under the RSP, and shall be made as determined by the Committee in its sole and complete discretion.

    4.02  No in-service withdrawals or Participant loans are available under
the RSEBP.   The Committee, within its sole and complete discretion, is empowered to accelerate the payment of a Participant's Supplementary Company Retirement Account balance and his Supplementary Employee Retirement Account balance, to the extent vested, to such Participant or his Beneficiary, whether before or after the Participant's termination of service, in the event of unanticipated emergencies caused by events beyond the control of the Participant or his Beneficiary which would result in severe financial hardship to the individual if early withdrawal were not permitted, with the amount of the early withdrawal limited to the amount necessary to meet the emergency.

    4.03 The Committee may also accelerate payments in the event of changes in the tax laws or accounting principles adversely affecting the RSEBP and its effect on the Corporation, the Participants or their Beneficiaries. Nothing contained herein shall enable the Committee to accelerate payments because of the financial condition of the Corporation.

    4.04 Effective as of January 1, 1995, if the value of a Participant's Supplemental Company Retirement Account and Supplemental Employee Retirement Account, in the

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aggregate as of December 31, 1994 was less than $5,000, the Committee in its discretion can require that a lump sum distribution be made to the Participant without his or her consent.

5.  Investments
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    As of each Valuation Date, for each Participant, the Corporation shall credit the Participant's Supplementary Company Retirement Account and Supplementary Employee Retirement Account for the period ending on the Valuation Date to reflect (i) earnings or expenses and recognized gains or losses of the Investment Contracts Fund since the preceding Valuation Date and (ii) any adjustments reflecting a revaluation in the total fair market value of the Investment Contracts Fund that have been made by the Trustee under the RSP.

6.  Participant's Rights
    --------------------

    6.01 All benefits payable under this RSEBP to or on behalf of Participants who were employed by the Corporation shall be paid from the general assets of the Corporation and all benefits payable to or on behalf of Participants who were employed by any Company which has adopted this RSEBP shall be paid from the general assets of such Company. The Corporation may, in its sole discretion, establish a separate fund or account to make payments of benefits to a Participant or his Beneficiary or Beneficiaries hereunder. If the Corporation in its sole discretion, establishes such a fund or account, no Participant, his Beneficiary or Beneficiaries, or any other person shall have, under any circumstances, any interest whatever in any particular property or assets of the Corporation by virtue of this RSEBP, and the rights of the Participant, his Beneficiary or Beneficiaries or any other person who may claim a right to receive benefits under this RSEBP shall be no greater than the rights of a general unsecured creditor of the Corporation. The Participant shall not be entitled to any payments

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from the trust fund maintained under the RSP on the basis of any benefits to which he may be entitled under this RSEBP.

    6.02 Except as required for Federal income tax withholding purposes or pursuant to a "qualified domestic relations order" under Section 401(a)(13) of the Code, assignment of benefits under the RSEBP or their pledge or encumbrance in any manner shall not be permitted or recognized under any circumstances, nor shall such benefits be subject to attachment or other legal process for the debts (including payments for alimony or support) of any Participant, former Participant or Beneficiary. This Section shall not apply to any default or indebtedness to the Corporation.

    6.03 If the Committee shall find that a Participant, former Participant or Beneficiary is unable to care for his affairs because of illness or accident, or is a minor, or has died, the Committee may direct that any payment due him, unless claim therefor shall have been made by a duly appointed legal representative, shall be paid to his spouse, a child, a parent or other blood relative or to a person with whom he resides, and any such payment so made shall be in complete discharge of the liabilities of RSEBP therefor.

    6.04 Subject to all applicable laws relating to unclaimed property, if the Committee mails by registered or certified mail, postage prepaid, to the last known address of a Participant or Beneficiary, a notification that he is entitled to a distribution hereunder, and if the notification is returned by the United States Postal Service as being undeliverable because the addressee cannot be located at the address indicated and if the Committee has no knowledge of such Participant's or Beneficiary's whereabouts within 3 years from the date the notification was mailed, or if within 3 years from the date the notification was mailed to such

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Participant or Beneficiary he does not respond thereto by informing the
Committee of his whereabouts, then, and in either of said events, upon the December 31 coincident with or next succeeding the third anniversary of the mailing of such notification, the undistributed amount in the Supplementary Company Retirement Account of such Participant or Beneficiary shall be paid to the person or persons who would have been entitled to take such share in the event of the death of the Participant or Beneficiary whose whereabouts are unknown, assuming that such death occurred as of the December 31 coincident with or next succeeding the third anniversary of the mailing of such notification.

    6.05 No Participant, former Participant or Beneficiary or any other person shall have any interest in or right under the RSEBP in any part of the assets or earnings held in the RSP Trust or in any other trust established by the Corporation.

    6.06 Whenever in the administration of the RSEBP action is required, such action shall be uniform in nature as applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of Employees who are officers, shareholders or highly compensated Employees.

    6.07 Any action by the Committee pursuant to the provisions of the RSEBP may be evidenced by written instrument executed by any person authorized by the Committee to take such action, and any fiduciaries shall be fully protected in acting in accordance with any such written instrument received by them.

    6.08 In case any provisions of this RSEBP shall be held unlawful or invalid for any reason, the illegality or invalidity shall not affect the remaining parts, and the RSEBP shall be construed and enforced as if the unlawful or invalid provisions had never been inserted.

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    6.09.  Any claim for benefit under the RSEBP shall be administered in accordance with Section 2(f) of the Borg-Warner Security Corporation Retirement Savings Excess Benefit Plan Trust.

7.  Amendment and Discontinuance
    ----------------------------

    The Committee may at any time amend or discontinue this RSEBP. However, if this RSEBP should be amended and discontinued, the Corporation shall be liable for any benefits accrued under this RSEBP as of the date of such action for Participants who are or have been employed by the Corporation. Such accrued benefits shall be the vested portion of the Participant's Supplementary Company Retirement Account balance as of such date of amendment or discontinuance which each Participant or his Beneficiary or Beneficiaries is receiving under this RSEBP or, with respect to Participants who are in the employment of the Corporation on such date, which each such Participant would have received as of such date under this RSEBP if his employment had terminated as of the date of amendment or discontinuance.

8.  Restriction on Assignment
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    The benefits provided hereunder are intended for the personal security of persons entitled to payment under this RSEBP and are not subject in any manner to the debts or other obligations of the persons to whom they are payable. The interest of any Participant or his Beneficiary or Beneficiaries may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or

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torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process, nor shall they be an asset in bankruptcy.

    If a Participant or any other person entitled to a benefit under this RSEBP becomes bankrupt or makes an assignment for the benefit of creditors or in any way suffers a lien or judgment against his personal assets, or in any way attempts to anticipate, alienate, sell, assign, pledge, encumber or charge a benefit, right or account, then such benefits, right or account in the discretion of the Committee may cease and terminate.

9.  Continued Employment
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    Nothing contained in this RSEBP shall be construed as conferring upon a
Participant the right to continue in the employment of the Corporation or any Company in any capacity or as otherwise affecting the employment relationship.

10. Liability of the Committee
    --------------------------

    No member of the Committee shall be liable for any loss unless resulting from his own fraud or willful misconduct, and no member shall be personally liable upon or with respect to any agreement, act, transaction or omission executed, committed or suffered to be committed by himself as a member of the Committee or by any other member, agent, representative or employee of the Committee. The Committee and any individual member of the Committee and any agent thereof shall be fully protected in relying upon the advice of the following professional consultants or advisors employed by the Corporation or the Committee: any attorney insofar as legal matters are concerned, any accountant insofar as accounting matters are concerned, and any actuary insofar as actuarial matters are concerned.

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11. Indemnification
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    The Corporation hereby indemnifies and agrees to hold harmless and indemnify the members of the Committee and all directors, officers, and employees of the Corporation against any and all parties whomsoever, and all losses therefrom, including without limitation, costs or defense and attorneys' fees, based upon or arising out of any act or omission relating to, or in connection with this RSEBP other than losses resulting from such person's fraud or willful misconduct.

12. Termination of Service for Dishonesty
    -------------------------------------

    If a Participant's service with the Corporation is terminated because of dishonest conduct injurious to the Corporation or if dishonest conduct injurious to the Corporation committed by a Participant is determined by the Corporation within one year after his service with the Corporation is terminated, the Committee may terminate such Participant's remaining interest and benefits under this RSEBP.

    The dishonest conduct committed by a Participant that is injurious to the Corporation shall be determined and decided by the Committee only after a full investigation of such alleged dishonest conduct and an opportunity has been given the Participant to appear before the Committee to present his case. The decision made by the Committee in such cases shall be final and binding on all Participants and other persons affected by such decision.

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13. Binding on the Corporation, Company, Participants and Their Successors
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    This RSEBP shall be binding upon and inure to the benefit of the
Corporation which has adopted this RSEBP, their successors and assigns and the Participants and their heirs, executors, administrators, and duly appointed legal representatives.

14. Law Governing
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    This RSEBP shall be construed in accordance with and governed by the laws of the State of Illinois.




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